UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 14, 2022

C-Bond Systems, Inc.

(Exact name of registrant as specified in its charter)

Colorado	0-53029	26-1315585
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification Number)

6035 South Loop East, Houston, TX 77033

(Address of principal executive offices) (zip code)

(832) 649-5658

(Registrant’s telephone number, including area code)

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Not applicable	Not applicable	Not applicable

Explanatory Note

As previously disclosed in the Current Report on Form 8-K filed on October 19, 2021 with the Securities and Exchange Commission (the “SEC”) by C-Bond Systems, Inc. (the “Company”), on October 15, 2021, the Company entered into a Securities Purchase Agreement (the “SPA”) with Mercer Street Global Opportunity Fund, LLC (the “Investor” and together with the Company, the “Parties”), pursuant to which the Company received $750,000 (less $10,000 of Investor’s fees) in exchange for the issuance of a 10% Original Issue Discount Senior Convertible Promissory Note (the “Initial Note”) in the principal amount of $825,000, and a five-year warrant (the “Initial Warrant”) to purchase, in the aggregate, shares of the Company’s common stock at an exercise price of $0.05 per share in an amount equal to 50% of the conversion shares to be issued. The transactions contemplated under the SPA closed on October 18, 2021. In connection with the SPA, the Company entered into a Registration Rights Agreement dated October 15, 2021 (the “Registration Rights Agreement”), with the Investor pursuant to which it was obligated to file a registration statement with the SEC within 45 days after the date of the SPA to register the resale by the Investor of the conversion shares and warrant shares. Pursuant to the SPA and related documents, including but not limited to the Registration Rights Agreement, the Company filed a Registration Statement on Form S-1 (File No. 333-261472) (“S-1”) with the SEC on December 3, 2021. Upon effectiveness of the S-1, and pursuant to the SPA, Investor is obligated to fund an additional $825,000 10% Original Issue Discount Senior Convertible Promissory Note (the “Second Note,” and together with the Initial Note, the “Notes”), and a five-year warrant (the “Second Warrant,” and together with the Initial Warrant, the “Warrants”) to purchase, in the aggregate, shares of the Company’s common stock at an exercise price of $0.05 per share from the Company in an amount equal to 50% of the conversion shares to be issued upon the same terms as the Initial Note and Initial Warrant (subject to there being no event of default under the Initial Note or other customary closing conditions), within three trading days of a registration statement registering the shares of the Company’s common stock issuable under the Notes (the “Conversion Shares”) and upon exercise of the Warrants (the “Warrant Shares”) being declared effective by the SEC (collectively, the “Second Tranche”). As the S-1 has not been declared effective as previously disclosed on the Current Report on Form 8-K filed with the SEC on March 11, 2022, the Second Tranche has not closed. However, the Investor agreed to enter into a promissory note in the principal amount of $197,500 with the Company as further described below.

Item 1.01. Entry into Material Definitive Agreement

On March 14, 2022, the Parties agreed to enter into an Original Issue Discount Promissory Note and Security Agreement (the “March 2022 Note”) in the principal amount of $197,500. The March 2022 Note was funded on March 14, 2022. The March 2022 Note includes an Original Issue Discount of $22,500, which includes $5,000 of the Investor’s legal fees.

The March 2022 Note matures 12 months after issuance and bears interest at a rate of 3% per annum. At any time, the Company may prepay all or any portion of the principal amount of the March 2022 Note and any accrued and unpaid interest without penalty.

The March 2022 Note also creates a lien on and grants a priority security interest in all of the Company’s Accounts, Goods, Inventory, Equipment, Investment Property, General Intangibles, Instruments, Documents, and all other assets and personal property of the Company, wherever located, together with all the proceeds now or hereafter arising in connection therewith.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to (i) the full text of the Initial Note, Initial Warrant, SPA, and Registration Rights Agreement, filed previously as Exhibits 4.1, 4.2, 10.1, and 10.2, respectively, to the Current Report on Form 8-K filed on October 19, 2021, and (ii) the full text of the March 2022 Note, filed as Exhibit 4.1 to this Current Report on Form 8-K.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information regarding the March 2022 Note set forth in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03 in its entirety.

Item 9.01. Financial Statements and Exhibits

Exhibit Number	Description
4.1	Original Issue Discount Promissory Note and Security Agreement dated March 14, 2022, between C-Bond Systems, Inc. and Mercer Street Global Opportunity Fund, LLC
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

C-Bond Systems, Inc.

Date: March 18, 2022	By:	/s/ Scott R. Silverman
	Name:	Scott R. Silverman
	Title:	Chief Executive Officer

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